Exhibit 99.1

TOUCHDOWN TECHNOLOGIES, INC.

Financial Statements

December 31, 2008 and 2007

(With Independent Auditor’s Report Thereon)

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Touchdown Technologies, Inc.

Baldwin Park, California

We have audited the accompanying consolidated balance sheets of Touchdown Technologies, Inc. and subsidiaries (collectively, “Touchdown Technologies, Inc.” or the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Touchdown Technologies, Inc. as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceed its total assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SingerLewak LLP

Los Angeles, California
August 7, 2009

TOUCHDOWN TECHNOLOGIES, INC.

Consolidated Balance Sheets

	December 31, 2008	December 31, 2007
Assets

Current assets:
Cash and cash equivalents	$641,139	$667,191
Accounts receivable, net of allowance for doubtful accounts of $137,650 as of December 31, 2008 and $48,000 as of December 31, 2007	—	244,029
Inventory, net of reserves of $959,432 as of December 31, 2008 and $1,300,000 as of December 31, 2007	881,251	2,306,214
Prepaid expenses and other current assets	135,725	197,920

Total current assets	1,658,115	3,415,354

Capital equipment, net of depreciation of $6,083,346 as of December 31, 2008 and $3,097,831 as of December 31, 2007	2,625,785	4,663,940
Equipment under capital lease, net of depreciation of $2,612,726 as of December 31, 2008 and $2,853,078 as of December 31, 2007	2,127,191	5,266,066

Fixed assets, net	4,752,976	9,930,006

Other assets	154,803	159,492

Total assets	$6,565,894	$13,504,852

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$695,446	$1,241,895
Accrued liabilities	623,383	1,171,549
Short term loan	555,556	2,923,987
Convertible bridge debt, net of debt discount of $0 as of December 31, 2008 and $456,681 as of December 31, 2007	4,606,042	5,680,775
Capital lease liabilities, current portion	2,250,943	2,419,208

Total current liabilities	8,731,370	13,437,414

Capital lease liabilities, net of current portion	1,520,259	2,949,610

Total liabilities	10,251,629	16,387,024

Redeemable preferred stock
Series D convertible preferred stock, $.00000001 par value. Authorized 23,181,400 shares; issued and outstanding 9,649,218 shares as of December 31, 2008. Net of costs of $122,128.	26,123,754	—
Series C convertible preferred stock, $.00000001 par value. Authorized 5,670,103 shares; issued and outstanding 5,167,527 shares as of December 31, 2008. Net of costs of $104,159.	19,945,843	19,945,843
Series B convertible preferred stock, $.00000001 par value. Authorized 9,664,948 shares; issued and outstanding 9,510,309 as of December 31, 2008. Net of costs of $91,942.	18,358,059	18,358,059
Series A-2 convertible preferred stock, $.00000001 par value. Authorized, issued and outstanding 6,250,000 shares. Net of issuance costs of $127,737.	6,122,263	6,122,263

Total redeemable preferred stock	70,549,919	44,426,165

Commitments and contingencies (Note 7)	—	—

Stockholders’ deficit:
Series A-1 convertible preferred stock, $.00000001 par value. Authorized, issued and outstanding 2,400,000 shares.	2,400,000	2,400,000
Common stock, $.00000001 par value. Authorized 35,000,000 shares; issued and outstanding 604,555 shares	11,495,222	11,491,284
Subscription receivable	—	(353,500)
Additional paid-in capital	54,148,516	53,825,449
Cumulative translation adjustment	107,917	60,925
Retained deficit	(142,387,309)	(114,732,495)

Total stockholders’ deficit	(74,235,654)	(47,308,337)

Total liabilities and stockholders’ deficit	$6,565,894	$13,504,852

The accompanying notes are an integral part of these consolidated financial statements

TOUCHDOWN TECHNOLOGIES, INC.

Consolidated Statement of Operations and Comprehensive Loss

	Year Ended December 31,
	2008	2007
Revenues	$4,609,249	$5,765,123
Cost of Revenues	15,514,047	15,901,004

Gross loss	(10,904,798)	(10,135,881)

Operating expenses:
Research and development	6,011,877	6,207,138
General and administrative	4,094,496	3,480,346
Sales and marketing	1,130,306	1,707,774
Impairment loss on tangible and intangible assets	4,237,180	1,037,591

Loss from operations	(26,378,657)	(22,568,730)
Interest income	100,998	174,840
Interest expense	(1,312,766)	(1,293,006)
Loss on disposal of equipment	(62,022)	(146,857)

Loss before provision for income taxes	(27,652,447)	(23,833,753)
Provision for income taxes	2,367	11,886

Net loss	$(27,654,814)	$(23,845,639)

Net loss	$(27,654,814)	$(23,845,639)
Foreign currency translation adjustment	107,917	60,925

Total comprehensive loss	$(27,546,897)	$(23,784,714)

The accompanying notes are an integral part of these consolidated financial statements.

TOUCHDOWN TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(27,654,814)	$(23,845,639)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,412,800	2,901,867
Amortization of deferred debt discount related to convertible debt	752,467	456,681
Warrants issued for goods received	0	50,607
Loss on disposal of equipment	62,022	146,857
Stock based compensation	141,182	168,566
Reserve for obsolete inventory	658,487	1,130,000
Reserve for doubtful accounts	314,165	—
Write off of subscription receivable	353,500	—
Impairment loss on tangible and intangible assets	4,237,180	1,037,591
Changes in operating assets and liabilities:
Accounts receivable	(70,136)	2,046,429
Inventory	766,476	(1,158,584)
Prepaid expenses and other current assets	62,195	175,069
Accounts payable and accrued expenses	(1,094,615)	(704,195)

Net cash used in operating activities	(18,059,091)	(17,594,751)

Cash flows from investing activities:
Purchase of furniture, fixtures and equipment	(2,556,971)	(3,430,634)
Proceeds from sale of equipment	22,000	—
Security deposits on leases	4,689	(9,665)

Net cash used in investing activities	(2,530,282)	(3,440,299)

Cash flows from financing activities:
Gross borrowings under convertible bridge loans	5,840,971	6,137,456
Gross borrowings under revolving financing lines	987,073	3,500,000
Gross borrowings under capital leases	1,142,099	4,606,001
Principal payments on capital leases	(2,739,717)	(2,679,827)
Principal payments on revolving financing lines	(3,355,504)	(576,014)
Proceeds from exercise of common stock options	3,938	5,695
Net proceeds from the issuance of Series D convertible preferred stock	18,637,469	—

Net cash provided by financing activities	20,516,329	10,993,311

Net change in cash and cash equivalents	(73,044)	(10,041,739)
Effect of exchange rate changes	46,992	77,549
Cash and cash equivalents at beginning of period	667,191	10,631,381

Cash and cash equivalents at end of period	$641,139	$667,191

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$560,298	$650,773
Income taxes	9,213	4,273

Conversion of convertible bridge loans to Series D convertible preferred stock	7,486,287	—

The accompanying notes are an integral part of these consolidated financial statements.

TOUCHDOWN TECHNOLOGIES, INC.

Consolidated Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

For the Year Ended December 31, 2008 and 2007

	Series A-2 Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Series A-1 Preferred Stock		Common Stock			APIC	Other Compre- hensive Loss	Accumu- lated Deficit	Total Stock- holders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subscription receivable
Balance, December 31, 2006	6,250,000	6,122,263	9,510,309	18,358,059	5,167,527	19,945,843	—	—	2,400,000	2,400,000	558,136	11,497,589	(365,500)	52,692,914	(16,624)	(90,886,856)	(24,678,477)

Exercise of common stock options											37,969	5,695					5,695
Repurchase of stock from employees											(4,675)	(12,000)	12,000				—
Warrants issued in connection with convertible debt														913,362			913,362
Stock based compensation														219,173			219,173
Translation adjustments															77,549		77,549
Net loss																(23,845,639)	(23,845,639)

Balance, December 31, 2007	6,250,000	6,122,263	9,510,309	18,358,059	5,167,527	19,945,843	—	—	2,400,000	2,400,000	591,430	11,491,284	(353,500)	53,825,449	60,925	(114,732,495)	(47,308,337)

Exercise of common stock options											13,125	3,938					3,938
Warrants issued in connection with convertible debt														181,885			181,885
Issuance of Series D Pfd Stock, net of costs							9,649,218	26,123,754									—
Stock based compensation														141,182			141,182
Write-off of subscription receivable													353,500				353,500
Translation adjustments															46,992		46,992
Net loss																(27,654,814)	(27,654,814)

Balance, December 31, 2008	6,250,000	6,122,263	9,510,309	18,358,059	5,167,527	19,945,843	9,649,218	26,123,754	2,400,000	2,400,000	604,555	11,495,222	—	54,148,516	107,917	(142,387,309)	(74,235,654)

The accompanying notes are an integral part of these consolidated financial statements.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(1)	ORGANIZATION

Touchdown Technologies, Inc. (the “Company” or “TdT”) was incorporated on May 13, 1996 under the name of Integrated Micromachines, Inc. and under the laws of the state of Delaware. The Company changed its name to Touchdown Technologies, Inc. in February 2005 to more adequately represent the nature of its business. TdT designs, manufactures, and distributes advanced MEMS probecards to support the production wafer test needs of worldwide semiconductor manufacturers. The Company’s primary operations are in California. In November 2005 the Company incorporated a wholly owned subsidiary, Touchdown Technologies Japan KK, for the purpose of transacting business with customers overseas. In January 2006 the Company incorporated a wholly owned subsidiary, Touchdown Technologies Sales Corporation, for the purpose of transacting business with customers in the United States and other territories.

(2)	MANAGEMENT’S PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have incurred net losses of $27,654,814 and $23,845,639 for the years ended December 31, 2008 and 2007, respectively and have used cash in operations of $18,059,091 and $17,594,751 for the years ended December 31, 2008 and 2007, respectively. As of December 31, 2008, we had an accumulated deficit of $142,387,309 cash and cash equivalents of $641,139 and total debt of $8,377,244.

As of December 31, 2008, management does not believe existing cash resources and cash forecasted to be generated by operations will be sufficient to meet working capital and capital requirements through at least the next twelve months. In February 2009 the Company’s Board decided to actively solicit offers to purchase the Company. Management’s plans to attain profitability and generate additional cash flows include increasing revenues from existing and new products and services, increasing the number of customers, and focusing on cost control. However, there is no assurance that management will be successful with these plans. If events and circumstances occur such that the Company does not meet its current operating plans as expected, and the Company is unable to raise additional debt or equity financing, the Company may be required to further reduce expenses or take other steps which could have a material adverse effect on future performance, including but not limited to, the premature sale of some or all of our assets or product lines on undesirable terms, merger with or acquisition by another company on unsatisfactory terms, or the cessation of operations.

In June 2009, the Company completed a sale of substantially all of its assets to a third party (see Note 14).

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(b)	Revenue Recognition

The Company’s revenues are derived principally from the sale of advanced MEMS probecards. The Company applies the provisions of SFAS No. 48, “Revenue Recognition when Right of Return Exists,” for product sales. Revenues from product sales are recognized when title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is fixed and determinable, and collectibility of the resulting receivable is reasonably assured. Sales of the Company’s products are non-refundable and non-returnable, and there are penalties assessed for cancellation of orders prior to shipment.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. The Company’s excess cash is invested in a mutual fund account, which is free of any restrictions, compensating balance requirements, or time commitments. As a result the total investment is classified as a cash equivalent for the periods presented.

(d)	Depreciation and Amortization

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is calculated on the straight-line method over the estimated useful lives of the assets, which is three to five years. Leasehold improvements are amortized straight line over the shorter of the lease term or estimated useful life of the asset.

(e)	Inventories

Inventories are stated at the lower of cost or market value on a first-in, first-out basis. Reserves for potentially excess and obsolete inventory are made based on management’s analysis of inventory levels and future sales visibility. Inventory costs include materials, labor and manufacturing overhead.

(f)	Research and Development Costs

Research and development costs related to the design, development and testing of new products, applications and technologies are charged to expense as incurred.

(g)	Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets to an amount that is more likely than not to be realized.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(h)	Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

The Company accounts for the impairment of long-lived assets in accordance with Statement of financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”. The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

In 2007 the company performed an analysis of intangible assets under SFAS No. 144 to determine the fair value thereof under the applicable standards. The fair value of the intangible assets was determined by estimating the sum of the undiscounted cash flow over its useful life. The estimated fair value was then compared to the carrying value of the intangible assets. As the carrying value exceeded the fair value of the intangible assets, an impairment loss in the amount of $1,037,591 was recognized as an impairment of intangible assets.

In 2008 the company performed an analysis of its tangible assets under SFAS No. 144 to determine the fair value thereof under the applicable standards. Management believes a triggering event under SFAS No. 144 occurred during 2008 as we continued to suffer losses and negative cash flow from operations and the macro economic conditions in our industry continued to decline. We have not received purchase orders new product shipments since June 2008, and our only customer subsequently filed for bankruptcy in March 2009. Based on this, we believe the sum of undiscounted cash flows over the useful life of the assets would not support the carrying value of the assets. Accordingly the fair value of the tangible assets was determined by obtaining a third party valuation as of December 31, 2008. The fair value was then compared to the carrying value of the tangible assets, and an impairment loss was recorded as follows:

Cost basis of equipment and leasehold improvements	$16,225,179
Impairment loss	(4,237,180)

Adjusted asset value	$11,987,999

(i)	Stock-based Compensation

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense based on estimated fair value of all stock-based payment awards including stock options, employee stock purchases under employee stock purchase plans and non-vested stock awards (such as restricted stock). SFAS 123(R) supersedes SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). The Company elected to use the modified prospective method as permitted by SFAS 123(R), under which the consolidated financial statements for prior periods are not restated for comparative purposes to reflect the impact of SFAS 123(R). The modified

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)	Stock-based Compensation (Continued)

prospective method requires that stock-based compensation expense be recorded for (a) any stock-based payments granted through December 31, 2005, but not yet vested as of December 31, 2005, based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123, and (b) any stock-based payments granted or modified subsequent to December 31, 2005, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”), which provided supplemental implementation guidance for SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of stock-based payment awards on the date of the grant using an option pricing model. The fair value of the awards is recognized as stock-based compensation expense over the requisite employee service period and is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Accordingly, stock based compensation expense has been reduced by estimated forfeitures of 15%. The fair value of stock options granted was estimated using the Black-Scholes option valuation model. Prior to the adoption of SFAS 123(R), the Company accounted for its stock-based compensation awards using the intrinsic value method under Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related guidance.

The Company accounts for option grants to non-employees using the guidance of SFAS 123(R) and Emerging Issues Task Force (“EITF”) No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services, whereby the fair value of such options is determined using the Black-Scholes option pricing model at the earlier of the date at which the non-employee’s performance is complete or a performance commitment is reached.

In November 2005, the FASB issued FASB Staff Position No. 123(R)-3, Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards (“FSP 123R-3”). The Company has elected to adopt the alternative transition method for calculating the tax effects of share-based compensation pursuant to FSP 123R-3. The alternative transition method includes a simplified method to establish the beginning balance of the additional paid-in capital pool related to the effects of employee stock-based compensation, which is available to absorb tax deficiencies recognized subsequent to the adoption of SFAS 123(R).

(j)	Stock Split

In July 2004, the Board of Directors approved, with the approval of the shareholders, a 1 to 77 reverse split of the Company’s common stock. The accompanying financial statements and notes to the financial statements have been retroactively adjusted to reflect this split.

(k)	Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and disclosure of contingent assets and liabilities at the reporting dates and the reporting of revenues and expenses during the reporting periods to prepare these financial statements in conformity with generally accepted accounting principles. Actual results may differ from those estimates.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(l)	Comprehensive Loss

Comprehensive Income (Loss) includes foreign currency translation adjustments related to the Company’s subsidiary in Japan. The impact of these adjustments has been excluded from net income (loss) and reflected as a component of stockholders’ deficit.

(m)	Concentration of Credit Risks and other Risks and Uncertainties

The Company maintains its cash and cash equivalents in accounts with two major financial institutions. Deposits in these banks may exceed the amounts of insurance provided on such deposits. Total uninsured cash as of December 31, 2008 and 2007 was $608,341 and $506,778, respectively. The Company has not experienced any losses on its deposits of cash and cash equivalents.

In 2008 and 2007, the Company marketed and sold its products primarily to one customer and did not require deposits or collateral on its sales. A change in the relationship with this customer would have adverse affects on the operations of the Company. Net sales to this customer totaled $4,609,249 for the year ended December 31, 2008, and accounts receivable of $137,650 outstanding as of December 31, 2008 related to this one customer; this amount has been fully reserved as of December 31, 2008 due to a subsequent bankruptcy filing of this customer in March 2009. Net sales to this customer totaled $5,659,640 for the year ended December 31, 2007, and accounts receivable of $138,546 as of December 31, 2007 also related to this one customer.

The Company operates in the competitive semiconductor industry which experiences significant pricing pressures, technological changes, and market fluctuations. Significant changes in this industry could have an adverse impact on the operations of the Company.

The Company utilizes certain components in its products that are only available from a limited number of suppliers. The inability to obtain these components when required or to locate alternative sources if necessary could result in shipment delays or could have a material adverse impact on the Company’s operations.

(n)	Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. In February 2008, the FASB issued FASB Staff Position (FSP) 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (FSP 157-1) and FSP 157-2, “Effective Date of FASB Statement No. 157” (FSP 157-2). FSP 157-1 amends SFAS No. 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n)	Recent Accounting Pronouncements (Continued)

statements on a recurring basis (at least annually), until the beginning of the first quarter of fiscal 2009. The measurement and disclosure requirements related to financial assets and financial liabilities were effective for us beginning in the first quarter of fiscal 2008. The adoption of SFAS No. 157 for financial assets and financial liabilities did not have a significant impact on our consolidated financial statements. Effective December 28, 2008, we adopted SFAS 157 for all nonfinancial assets and nonfinancial liabilities. The adoption of this statement is not expected to have a material impact on the Company’s consolidated results of operations and financial condition.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.” SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133 with the intent to provide users of financial statements with an enhanced understanding of: 1) how and why an entity uses derivative instruments; 2) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations and 3) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early adoption encouraged. Because SFAS No. 161 only requires additional disclosures, the adoption will not have any impact on the Company’s consolidated financial results.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles. The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP”. The adoption of this statement is not expected to have a material impact on the Company’s consolidated results of operations and financial condition.

In October 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) No. 157-3 “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” which clarifies the application of Statement of Financial Accounting Standards (“SFAS”) No. 157 when the market for a financial asset is not active and illustrates how an entity would determine fair value when the market for a financial asset is not active. The FSP is effective immediately and applies to prior periods for which financial statements have not been issued, including interim or annual periods ending on or before September 30, 2008. The adoption of FAS 157-3 did not have an impact on the Company’s consolidated financial statements.

In November 2008, the FASB ratified Emerging Issues Task Force Issue No. 08-7, Accounting for Defensive Intangible Assets (“EITF 08-7”). EITF 08-7 clarifies the accounting for certain separately identifiable intangible assets which an acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. EITF 08-7 requires an acquirer in a business combination to account for a defensive intangible asset as a separate unit of accounting which should be amortized to expense over the period the asset diminishes in value. EITF 08-7 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The impact of the adoption of this EITF was not significant to our consolidated financial statements.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n)	Recent Accounting Pronouncements (Continued)

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The provisions of SFAS 165 are effective for interim and annual reporting periods ending after June 15, 2009. The impact of the adoption of SFAS 165 was not significant to our consolidated financial statements.

In June 2009, the FASB approved the FASB Accounting Standards Codification (“Codification”), which launched on July 1, 2009, and will be effective for financial statements for interim or annual reporting periods ending after September 15, 2009. The Codification is not expected to change GAAP, but will combine all authoritative standards into a comprehensive, topically organized online database. After the Codification launch on July 1, 2009 only one level of authoritative GAAP exists, other than guidance issued by the SEC. All other accounting literature excluded from the Codification will be considered non-authoritative. We are currently evaluating the potential effect on the financial statements.

In December 2008 the FASB issued FASB Staff Position (FSP) No. FIN 48-3, which postpones by one additional year the effective date of FASB Interpretation (FIN) No. 48 for all nonpublic entities, unless the nonpublic entity (1) is a consolidated subsidiary of a public company that has previously applied FIN No. 48, or (2) has already issued a full set of annual statements that included application of FIN No. 48. In addition, SFAS No. 141(R) has been modified to clarify that, prior to the effective date of FIN No. 48 for nonpublic entities, a nonpublic acquirer in a business combination should apply relevant GAAP guidance to changes in acquired tax positions that was in effect prior to the effective date of SFAS No. 141(R). We have deferred the implementation of FIN No. 48 are currently evaluating the potential effect on the financial statements.

(o)	Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(4)	BALANCE SHEET COMPONENTS

(a)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts Receivable consisted primarily of trade accounts receivable at December 31, 2008 and 2007. Trade receivables are recorded at the invoiced amount and do not bear interest. The Company estimates allowances for doubtful accounts based on experience and analysis of past due balances over 90 days. The Company does not have any off-balance sheet credit exposure related to its Customers. The entire accounts receivable balance of $137,650 at December 31, 2008 has been reserved due to the bankruptcy filing by our customer subsequent to year end. The allowance for doubtful accounts balance outstanding as of December 31, 2007 was $48,000.

(b)	Inventories

Inventories, net of obsolescence reserves of $ 959,432 and $ 1,300,000 as of December 31, 2008 and 2007 respectively, consisted of the following:

	December 31.
	2008	2007

Raw materials	$834,159	$1,287,603
Work-in-progress	47,092	251,843
Finished goods	—	766,768

	$881,251	$2,306,214

(c)	Property and Equipment

Property and equipment is summarized as follows:

	December 31,
	2008	2007

Furniture and fixtures	$138,177	$138,177
Computer equipment	1,322,872	1,272,439
Leasehold improvements	564,867	973,298
Equipment under capital lease	4,739,917	8,119,145
Machinery and equipment	6,683,215	5,377,856

	13,449,048	15,880,915
Less accumulated depreciation and amortization	(8,696,072)	(5,950,909)

	$4,752,976	$9,930,006

Depreciation expense related to property and equipment totaled $3,412,800 and $2,901,867 for the years ended Impairment losses of $4,237,180 and $0 were recorded for the year ended December 31, 2008 and 2007, respectively.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(d)	Prepaid Expenses and Other Assets

Prepaid expenses and other assets consisted of the following:

	December 31,
	2008	2007

Taxes receivable	$10,523	$45,398
Deposits on equipment	—	88,274
Other assets	125,202	64,248

	$135,725	$197,920

Other long term assets totaled $154,803 and $159,493, at December 31, 2008 and 2007 respectively and consisted of security deposits on capital leases as described in Note (8) to the Financial Statements.

(e)	Accrued Liabilities

Accrued liabilities consisted of the following:

	December 31,
	2008	2007

Payroll and payroll related liabilities	$434,265	$523,147
Royalties and commissions	110,117	265,260
Other accrued liabilities	79,001	383,142

	$623,383	$1,171,549

(5)	INCOME TAXES

Income taxes differ from the amounts computed by applying the federal statutory rate of 34% to net loss as shown below:

	December 31,
	2008	2007

Expected tax benefit	$(9,318,489)	$(8,608,249)
Net tax effects of:
State taxes, net of federal benefit	(1,550,142)	(1,429,702)
Interest expense on warrants	217,112	155,272
Return to provision	1,330,034	519,517
Research credits	—	—
Non-cash compensation	46,992	56,784
Meals & entertainment	11,821	18,881
Rate change	(399,482)	(271,820)
Change in DTA valuation allowance due to operating loss carry forwards	9,664,521	9,571,203

Tax expense	$2,367	$11,886

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(5)	INCOME TAXES (CONTINUED)

Deferred tax assets consist of the following:

	December 31,
	2008	2007
Research & development credit	$4,901,443	$4,435,539
Other credits	797,465	797,575
Operating loss carry forwards	46,197,903	39,618,345
Bad debt allowance	54,588	—
Non-cash compensation	44,825	43,653
Accrued vacation	93,541	124,709
Other deferred tax assets	11,851	4,348
Inventories	380,473	515,618
Depreciation	1,161,190	(297,814)
Capitalized research & development costs	4,080,617	3,098,773
Sec. 263 a expenses	97,865	133,672
Warranty reserve	—	19,832
Gain / loss on disposal of fixed assets	—	6.115
Patent	356,618	—
Accrued royalty	43,693	57,186

Gross deferred tax assets	58,222,072	48,557,551
Valuation allowance	(58,222,072)	(48,557,551)

Net deferred tax assets	$—	$—

The Company had approximately $120,496,375 and $103,080,251 of federal income tax net operating loss carry forwards at December 31, 2008 and December 31, 2007 respectively. The Company had approximately $101,091,656 and $87,607,782 of state income tax net operating loss carry forwards at December 31, 2008 and December 31, 2007 respectively. The federal and state income tax net operating loss carry forwards expire starting in 2013 and 2008, respectively.

In assessing the potential realization of deferred tax assets, consideration is given to whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during the periods in which those temporary differences become deductible. In addition, the utilization of net operating loss carry forwards may be limited due to restrictions imposed under applicable federal and state tax laws due to a change in ownership.

(6)	STOCK-BASED COMPENSATION

Effective January 1, 2006, the Company adopted the provisions of SFAS 123(R), which require the measurement and recognition of compensation expense based on estimated fair value of all stock-based payment awards including stock options, employee stock purchases under employee stock purchase plans and non-vested stock awards (such as restricted stock). Prior to the adoption of SFAS 123(R), the Company accounted for its stock-based compensation awards using the intrinsic method under APB 25 and related guidance (see Note 3).

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(6)	STOCK-BASED COMPENSATION (CONTINUED)

Restricted Stock

As of December 2000, the Board of Directors had authorized the Company to reserve 14,499,383 shares of common stock for issuance to employees. The shares were issued in exchange for an interest bearing non-recourse note secured by the shares. The shares were restricted and vested over a four-year term at 25% per year. Upon termination of employment, the Company repurchased the shares and canceled the unvested shares at the employee’s original cost. However, if the shares were vested, the employees could opt to retain the shares accordingly by paying down the corresponding amount of the note. As of December 31, 2008 and 2007, there were 84,088 restricted shares outstanding subject to notes, respectively, which were fully vested. The Company has not issued restricted common shares in exchange for notes since June 2002.

Stock Options

In November 2000, following shareholder approval, the Company adopted a stock option plan for employees, consultants and directors. As of December 31, 2008 a total of 7,700,000 shares have been reserved for issuance under the plan. The options granted under the plan generally have a ten-year term and generally vest over a four-year period at 25% per year.

A summary of restricted common stock and stock options issued under the plan are as follows:

	Total shares	Weighted -average exercise price	Weighted- average remaining contractual life (In Years)	Aggregate intrinsic value

Shares outstanding as of December 31, 2006	4,376,655	$0.29	8.27	$5,200,553
Options issued	1,590,252	0.37
Options exercised	(37,969)	0.15
Options canceled/forfeited	(470,198)	0.54

Shares outstanding as of December 31, 2007	5,458,740	0.30	8.73	$739,672
Options exercised	(13,125)	0.30	7.45
Options canceled/forfeited	(1,761,450)	0.30

Shares outstanding as of December 31, 2008	3,684,165	0.29	6.79	$—

Shares exercisable as of December 31, 2008	3,123,755	$0.27	6.57	$—

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(6)	STOCK-BASED COMPENSATION (CONTINUED)

There were no options granted during 2008. The weighted-average grant date fair value of options granted during the year ended December 31, 2007 was $0.20 per share. The total fair value of options that vested during December 31, 2008 and 2007 was $162,459 and $184,269 respectively.

The following table summarizes information regarding options outstanding and options vested at December 31, 2008:

	Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Contractual Term	Number of Options	Weighted Average Remaining Contractual Term

$0.15	2,291,902	5.99	2,136,458	5.96
$0.30	331,309	7.08	284,312	7.01
$0.37	931,070	8.88	615,853	8.88
$1.48	124,500	7.93	81,748	7.93
$3.08	1,947	3.45	1,947	3.45
$30.80	3,437	2.34	3,437	2.34

	3,684,165	6.79	3,123,755	6.57

At December 31, 2008, there were 4,015,835 additional shares underlying options available for grant under the Company’s stock option plan, and no additional shares available for grant outside of the plan.

The following table summarizes the Company’s nonvested options as of December 31, 2008 and changes during the year ended December 31, 2008:

	Shares	Weighted average grant-date fair value
Nonvested at January 1, 2008	2,589,170	$0.18
Vested	(1,042,794)	0.16
Forfeited	(985,966)	0.20

Nonvested at December 31, 2008	560,410	$0.21

As of December 31, 2008, there was $107,085 of total unrecognized compensation expense related to nonvested stock-based compensation awards. That cost is expected to be recognized over the remaining weighted average contractual term of 1.53 years.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(6)	STOCK-BASED COMPENSATION (CONTINUED)

Fair Value Disclosure

The Company uses the Black-Scholes option pricing model to calculate the fair-value of each option grant. There were no stock options granted in 2008. The expected volatility and expected life for 2007 were based on analysis of volatilities of comparable public companies. The risk-free interest rate is based on U.S. Treasury zero-coupon issues with a term equal to the expected term of the option assumed at the date of grant. Forfeitures are estimated at the date of grant based on historical experience. The weighted-average fair values of stock options granted have been estimated utilizing the following assumptions:

Year Ended December 31 2007
Average expected life (in years)	5.0
Average risk-free interest rate	4.6%
Dividend yield	—
Expected volatility	57%

Stock-based Compensation Expense

The following table represents the stock-based compensation expense that was included in the consolidated statement of operations for the year ended December 31, 2008:

	Year Ended December 31,
	2008	2007
Cost of revenues	$49,851	$52,400
General & administrative	9,139	32,849
Research & development	62,287	65,865
Sales & marketing	19,905	17,452

	$141,182	$168,566

Warrants

In September 2004 the Company entered into a technology licensing agreement for one of the core mechanical elements of its products. In connection with this agreement the Company issued a warrant for 240,000 shares of common stock at an exercise price of $0.20 per share. The warrant has a four year life, was 50% vested upon grant, and the remainder vests in equal monthly installments over a three year period.

In September 2004 the Company entered into an equipment financing lease with a third party. In connection with this agreement, the Company issued warrants for 232,508 shares of common stock at an exercise price of $0.40 per share. The warrants have a 7 year life and were fully vested upon grant.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(6)	STOCK-BASED COMPENSATION (CONTINUED)

Warrants (Continued)

In September 2005 the Company entered into a sales representative agreement with a third party. In connection with this agreement, the Company issued a warrant for 100,000 shares of common stock at an exercise price of $0.20 per share. The warrant has a four year life and was fully vested upon grant.

In May 2005 the Company entered into a joint technology development agreement with a third party. In connection with this agreement, the Company issued a warrant for 154,639 shares of Series B preferred stock at $1.94 per share. The warrant was to become fully vested and exercisable if the deliverables under the joint technology agreement were successfully completed prior to May 2006. The development project was never consummated due to mutual agreement with the third party and as a result the warrant expired and was cancelled effective May 2006.

In August 2006 the Company executed a revolving financing facility with a financial institution. In conjunction with this facility, the Company issued a warrant for 54,054 shares of common stock at an exercise price of $1.48 per share. The warrant has a seven year life and was fully vested upon grant.

In January 2007 the Company entered into an equipment financing lease with a third party. In connection with this agreement, the Company issued warrants for 72,164 shares of common stock at an exercise price of $1.55 per share. The warrants have a 5 year life and were fully vested upon grant. Total expense of $50,607 was recognized as interest expense related to these warrant grants.

In September 2007 the Company issued warrants in connection with a convertible bridge financing facility which approximated $1,280,000 coverage of the convertible loan. The warrants are exercisable for shares of the next series of Preferred Stock at the per share price of that round, provided the financing is executed prior to March 10, 2008. In the event a Preferred Stock financing is not closed prior to that date, the warrants are exercisable for shares of Series C Preferred Stock at an exercise price of $3.88 per share.

During 2008, the Company closed a Series D Preferred Stock financing round (see Note 13) at a price of $2.72 per share. As a result, 470,564 shares were issued related to these warrants. The warrants have a 10 year life and were fully vested upon grant.

In January 2008 the Company issued warrants in connection with a convertible bridge financing facility which approximated $260,000 coverage of the convertible loan. The warrants are exercisable for shares of the next series of Preferred Stock at the per share price of that round, provided the financing is executed prior to March 10, 2008. In the event a Preferred Stock financing is not closed prior to that date, the warrants are exercisable for shares of Series C Preferred Stock at an exercise price of $3.88 per share. In January 2008, the Company closed a Series D Preferred Stock financing round (see Note 11) at a price of $2.72 per share. As a result, 95,588 shares were issued related to these warrants. The warrants have a 10 year life and were fully vested upon grant.

Total expense of $181,055 and $508,843 was recognized as interest expense in 2008 and 2007 respectively, related to warrant grants.

The Company uses the Black-Scholes option pricing model to calculate the fair-value of each warrant grant. The expected volatility and expected life for 2008 and 2007 were based on analysis of volatilities of comparable public companies. The risk-free interest rate is based on U.S. Treasury zero-coupon issues with a term equal to the expected term of the warrant assumed at the date of grant. The fair values of the warrants granted have been estimated utilizing the following assumptions:

	Year Ended December 31,
	2008	2007
Average expected life (in years)	10.0	10.0
Average risk-free interest rate	3.72%	4.59%
Dividend yield	—	—
Expected volatility	57%	57%

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(7)	COMMITMENTS

In September 2004 the Company entered into an operating lease for its corporate office commencing in January 2005 and expiring in December 2007, with an option to renew through December 2010. In February 2006 the Company entered into an operating lease for a facility in Irvine, CA for a 2 year period beginning in March 2006.

Future minimum payments under these non-cancelable lease agreements are as follows:

Year ending December 31:	Operating Leases
2009	180,000
2010	180,000
Thereafter	—

$360,000

Rent expense for the year ended December 31, 2008 and 2007 was approximately $329,724 and $226,183, respectively.

(8)	CAPITAL LEASES

In September 2004, the Company entered into an equipment financing agreement with a venture lender to provide borrowings up to approximately $3,900,000 secured by the specific equipment financed. Borrowings under the line are to be repaid over a 36 month period at a rate of 9.75% per annum. In 2005 the Company drew down the total amount available under the facility. The Company is required to purchase the equipment under lease at the end of the term at the then fair market value of the items, not to exceed 5% of the original purchase price of the items. This obligation was capitalized as part of the cost of the assets and is reflected in the Short-term and Long-term debt balances as of December 31, 2006.

In January 2006 the Company acquired certain equipment and inventory from a vendor for total consideration of $1,370,000. In connection with this transaction, the Company signed a promissory note for an additional $750,000 of equipment in February 2006. The note bears interest at 8% per annum with no payments due until February 2007, at which time the note and all accrued but unpaid interest will be repaid in equal monthly installments over a three year period at an interest rate of 8% per annum.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(8)	CAPITAL LEASES (CONTINUED)

In June 2006 the Company entered into a financing lease with an equipment vendor for $104,000. The term of the lease is for three years at an interest rate of 11.4%, and the lease is secured by the equipment financed. The lease contains a bargain purchase option and title to the equipment will pass to the Company at the end of the term.

In June 2008 the Company entered into a financing lease with an equipment vendor for total consideration of $1,017,721. The term of the lease is for three years at an interest rate of 10.48%, and the lease is secured only by the equipment financed. The lease contains a fair market value buy-out option and the Company has the choice to exercise the option or return the equipment.

Total interest cost of $388,243 and $429,987 was incurred and expensed for the year ended December 31, 2008 and 2007, respectively, in connection with these financing facilities.

The following is a schedule by years of the future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of December 31, 2008:

Year ending December 31:
2009	$2,454,587
2010	1,089,263
2011	271,594

Total minimum lease payments	3,815,444
Less estimated executory costs	—

Net minimum lease payments	3,815,444
Less the amount representing interest	304,187

Present value of net minimum lease payments	$3,511,257

The net book value of property and equipment under capital lease was $2,127,191 and $5,266,066 at December 31, 2008 and 2007, respectively.

(9)	CONVERTIBLE BRIDGE FINANCING

In September 2007 the Company executed a convertible bridge financing instrument with various existing investors. A total of $6,002,827 was raised through this debt, which accrues interest at 8% per annum. Total interest of $134,629 was accrued and added to the debt through December 31, 2007 resulting in an aggregate debt balance of $6,137,456. The notes and related interest are convertible into shares of Series D preferred stock if such a financing round is consummated by March 10, 2008. If the financing was not consummated by that date the notes and interest would become due and payable, or the due date could be extended at the election of at least 60% of the note holders. In January 2008 the bridge financing instrument was extended and an additional $1,300,000 was raised at an interest rate of 8%. In January 2008 a Series D preferred stock financing round was closed and the total bridge amount of $7,486,287 including convertible notes and accrued interest was converted into 2,752,310 shares of Series D preferred stock.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(9)	CONVERTIBLE BRIDGE FINANCING (CONTINUED)

The notes provide for warrants at a rate of 20-30% of the total note amount (see Note 6). A debt discount in the amount of $913,362 was recorded based on the fair value determination of these warrants. This discount is being amortized over the six month term of the loan. Total interest expense of $456,681 was amortized in 2007 related to the discount.

In October 2008 the Company executed a convertible bridge financing instrument with various existing investors. A total of $4,540,971 was raised through this instrument, which accrues interest at 8% per annum. Total interest of $65,071 was accrued and added to the debt through December 31, 2008. The facility is secured by all assets of the Company but is subordinate to the revolving financing facility with our bank (see Note 10). The notes and related interest are convertible into shares of Series E preferred stock if such a financing round is consummated by the end of April 2009, or into shares of Series D-1 preferred stock if an acquisition transaction occurs. If a financing or acquisition is not consummated by that date the notes and interest become due and payable, or the due date may be extended at the election of at least 60% of the note holders. These notes were still outstanding at the end of April 2009 and an acquisition transaction did not occur until June 2009. The Company is currently in the process of amending the notes to extend the maturity date. The notes will be repaid through an earn-out feature provided in the acquisition transaction (see Note 14).

The convertible bridge instrument also provided for a “pull-forward” exchange of preferred stock owned. Upon closing of an acquisition or a new equity financing round, each Qualified Investor has the right to exchange an equivalent number of preferred shares equal to five times the amount invested in the bridge financing into shares of new Series D-1 preferred stock. The Series D-1 shares will have a liquidation preference equal to the price of the new financing round, or $2.72 in the event of an acquisition transaction. An acquisition transaction was consummated in June 2009 (see Note 14).

The notes provide for warrants at a rate of 50-150% of the total note amount (see Note 6). The warrants will not be formally issued until the consummation of a Conversion Financing or acquisition of the Company. Accordingly, the fair value of the warrants has not yet been determined and compensation cost has not been recorded.

(10)	REVOLVING FINANCING FACILITY

In August 2006 the Company executed a revolving financing facility with Square 1 Bank. Warrants were issued in conjunction with this facility (see Note 6). Under this facility, the Company may borrow up to $3,500,000 against Accounts Receivable outstanding under 90 days at a maximum advance rate of 80%. Borrowings under this facility bear interest at prime +.5% and only interest payments are required through December 31, 2007. The Company may also borrow up to $2,000,000 of the $3,500,000 as Growth Capital, which does not have to be secured by Accounts Receivable. Borrowings in this manner bear a higher interest rate of prime +1.5% and only interest payments are required through December 31, 2007. At December 31, 2007, the Company converted the outstanding balance of $2,000,000 on the Growth Capital portion of this facility into a term loan to be repaid over 18 months. The total balance outstanding on this revolving facility was $555,556 and $2,923,897 as of December 31, 2008 and December 31, 2007 respectively. Total interest cost of $118,950 and $220,787 was recorded in 2008 and 2007, respectively, related to this facility. This facility is secured by and has a priority lien on all assets of the Company.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(10)	REVOLVING FINANCING FACILITY (CONTINUED)

As of December 31, 2008 we were in default of a covenant under this facility to maintain a minimum tangible net worth of at least $8,500,000. We obtained a waiver of this default from the bank as of March 23, 2009.

(11)	CAPITALIZATION

(a)	Authorized Shares

The Company’s Amended and Restated Articles of Incorporation (Articles) authorize the issuance of four classes of shares designated as common stock and preferred stock each having a par value of $.00000001. The numbers of shares of common stock and preferred stock authorized are 50,000,000 and 59,166,451, respectively. Of the preferred shares authorized, 2,400,000 were designated as Series A-1 Preferred Stock, 6,250,000 were designated as Series A-2 Preferred Stock, 9,664,948 were designated as Series B Preferred Stock, 5,670,103 were designated as Series C Preferred Stock, 12,000,000 were designated as Series D Preferred Stock, and the remaining 23,181,400 shares were designated as Series D-1 Preferred Stock (collectively, the Preferred Stock).

(b)	Common Stock

Common stockholders are entitled, subject to the senior rights of holders of the preferred stock described below, to receive dividends when and if declared by the Board of Directors, to share ratably in the proceeds of any dissolution or winding up of the Company and to vote on certain matters as provided in the Articles. Shares of common stock are subject to transfer restrictions and certain rights of first refusal relating to the securities laws, the bylaws of the Company and, in certain cases, specific agreements with the Company and the preferred stockholders.

In July 2004, the Company effected a 77 to 1 reverse stock split of outstanding Common Shares. As a result, 11,303,720 shares of Common Stock were reduced to a new total of 146,774 shares.

As of December 31, 2008, there were 13,125 shares of stock options exercised. The total intrinsic value of the stock options exercised was $0. Cash received from stock options exercised was $3,938.

(c)	Preferred Stock

All shares of Series A-1 convertible preferred stock were issued in connection with a Series A-2 preferred stock financing in July 2004. Series A-1 is subordinate to all other classes of Series A-2 – Series D convertible preferred stock, and contains the same rights and preferences as those classes of stock as described in Note 12, except that the Series A-1 shares do not contain a mandatory redemption feature or registration rights.

(12)	REDEEMABLE PREFERRED STOCK

As of July 19, 2004, the Company had 101,809,486 shares of Series A – Series D-2 convertible preferred stock (“Prior Preferred Stock”) outstanding. On July 20, 2004, the Company issued 6,000,000 shares of a new Series A-2 convertible preferred stock at $1.00 per share for total cash consideration of $6,000,000. In conjunction with this transaction, the company converted 88,645,092 shares of the Prior Preferred Stock into 2,400,000 shares of Series A-1 convertible preferred stock. Holders of the Prior Preferred Stock were required to participate in the Series A-2 convertible preferred stock financing in order to be eligible to

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(12)	REDEEMABLE PREFERRED STOCK (CONTINUED)

convert the Prior Preferred Stock shares into Series A-1 convertible preferred stock shares. Shareholders who did not participate in the Series A-2 preferred stock financing had their Prior Preferred Stock shares converted into shares of common stock at a reverse split ratio of 77 to 1. As a result, 31,676,146 shares of Prior Preferred Stock were converted into 411,362 shares of Common stock. As part of this transaction, the Company reclassified $51,269,324 from Series A – D-2 preferred stock to Additional paid in capital as of December 31, 2004. No Prior Preferred Stock shareholders received a new conversion rate that would be considered beneficial to their original contractual terms.

In December 2004, the Company issued an additional 250,000 shares of Series A-2 preferred stock at $1.00 per share. The issuance cost related to Series A-1 and A-2 of $127,737 was reflected as a reduction in stockholders’ equity at December 31, 2004.

In May 2005, the Company issued 6,829,897 shares of Series B preferred stock at $1.94 per share for total cash consideration of $13,250,000. The issuance cost of $74,528 was reflected as a reduction in stockholders’ equity at December 31, 2005.

In May 2006, the Company issued an additional 2,680,412 shares of Series B convertible preferred stock at $1.94 per share for total cash consideration of $5,200,000. Total issuance costs of $17,414 were reflected as a reduction in stockholders’ equity as a result of the transaction.

In September 2006, the Company issued 5,167,527 shares of Series C convertible preferred stock at $3.88 per share for total cash consideration of $20,050,005. Total issuance costs of approximately $104,000 were reflected as a reduction in stockholders’ equity in connection with the transaction.

In January 2008 the Company issued 5,359,410 shares of Series D convertible preferred stock at $2.72 per share for total cash consideration of $14,577,595. In conjunction with the financing a total of $7,486,287 in convertible notes and accrued interest were converted into 2,752,310 shares of Series D preferred stock. In March 2008 an additional 1,537,498 shares were issued for total cash consideration of $4,182,000. Total issuance costs of approximately $122,128 were reflected as a reduction in stockholders’ equity in connection with the transaction.

The rights, preferences and privileges of the preferred stock are as follows:

Conversion Rights

Each share of the Series A-1 and A-2 preferred stock outstanding is convertible, at the option of the holder, into common stock at the rate of $1.00 per share.

Each share of the Series B preferred stock outstanding is convertible, at the option of the holder, into common stock at the rate of $1.94 per share.

Each share of the Series C preferred stock outstanding is convertible, at the option of the holder, into common stock at the rate of $3.88 per share.

Each share of the Series D preferred stock outstanding is convertible, at the option of the holder, into common stock at the rate of $2.72 per share.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(12)	REDEEMABLE PREFERRED STOCK (CONTINUED)

Conversion Rights (Continued)

Such conversions will occur automatically upon the closing of a registered public offering of the Company’s common stock that yields aggregate proceeds to the Company of at least $100,000,000 at a per share price of at least $5.44.

Dividend Rights

The holders of the outstanding shares of preferred stock are entitled to receive dividends, out of any funds legally available thereof, prior and in preference to any declaration or payment of any dividend on the common stock at the per annum rate of $1.00 per share of Series A-1 and A-2 preferred stock, $1.94 per share of the Series B preferred stock, $3.88 per share of the Series C preferred stock, and $2.72 per share of the Series D preferred stock, when and as declared with respect to each such series of preferred stock by the Board of Directors. The right to such dividends are cumulative, and no right shall accrue to holders of preferred stock by reason of the fact that dividends on such shares are not declared or paid in any prior year. In no event may any dividend declared or paid on the common stock be greater than dividends paid contemporaneously on the preferred stock.

Liquidation Preference

In the event of a liquidation, dissolution or change in control of the Company, the holders of preferred stock are entitled, pro rata, to receive a liquidation preference equal to the amount originally paid per share, plus any declared but unpaid dividends. In addition, the preferred shares will receive an 8% premium for each year the stock was outstanding. After payment of the full preferential amount payable to the preferred shareholders, the remaining assets of the corporation shall be distributed ratably among the holders of common stock, including those shares acquired upon conversion of the shares of preferred stock.

Mandatory Redemption

On the five year anniversary of the issuance of Series D convertible preferred stock, and upon an affirmative vote of 60% of the Series D shareholders, the Series D preferred shares will be redeemed in three equal annual installments at a price of $2.72 per share beginning on a Series D Redemption Date determined by 60% of the Series D shareholders.

Concurrent with the close of Series D, the previously issued Series A-2, Series B, and Series C rights were amended through the certificate of incorporation to add the following redemption provisions:

After the last Series D Redemption Date, and upon an affirmative vote of 60% of the Series C shareholders, the Series C preferred shares will be redeemed in three equal annual installments at a price of $3.88 per share beginning on a Series C Redemption Date determined by 60% of the Series C shareholders. No payments shall be made to redeem Series C preferred shares until all Series D preferred shares have been fully redeemed.

After the last Series C Redemption Date, and upon an affirmative vote of a majority of the Series B shareholders, the Series B preferred shares will be redeemed in three equal annual installments at a price of $1.94 per share beginning on a Series B Redemption Date determined by a majority of the Series B shareholders. No payments shall be made to redeem Series B preferred shares until all Series C preferred shares have been fully redeemed.

TOUCHDOWN TECHNOLOGIES, INC.

Notes to the Consolidated Financial Statements

December 31, 2008 and 2007

(12)	REDEEMABLE PREFERRED STOCK (CONTINUED)

Mandatory Redemption (Continued)

After the last Series B Redemption Date, and upon an affirmative vote of a majority of the Series A-2 shareholders, the Series A-2 preferred shares will be redeemed in three equal annual installments at a price of $1.00 per share beginning on a Series A-2 Redemption Date determined by a majority of the Series A-2 shareholders. No payments shall be made to redeem Series A-2 preferred shares until all Series B preferred shares have been fully redeemed.

Voting Rights

Holders of preferred stock are generally entitled to vote together with holders of common stock on matters presented for shareholder action as if such shares were converted to common stock.

Registration Rights

Holders of Series A-2 – Series D convertible preferred stock may request a registration of the securities upon an aggregate offering of the Company’s securities to the public of not less than $10,000,000. Upon any registration of securities initiated by the Company, holders of Series A-2 – Series D convertible preferred stock may request a registration of their securities within 20 days of notice by the Company of such a registration. Holders of Series A-2 – Series D convertible preferred stock may request a registration for a public offering of the Company’s securities on form S-3 for a minimum aggregate price of $1,000,000 upon written request of at least 10% of the Series A-2 – Series D convertible preferred stock shareholders.

(13)	RETIREMENT SAVINGS PLAN

The Company has a qualified retirement plan under the provisions of Section 401(k) of the Internal Revenue Code covering substantially all employees. Participants in this plan may defer up to the maximum annual amount allowable under IRS regulations. The contributions are fully vested and non-forfeitable at all times. The Company currently does not make matching contributions under the plan.

(14)	SUBSEQUENT EVENTS

In January 2009 the Company completed the second tranche of the convertible bridge financing under which $2,720,485 was raised under the same terms and conditions as the October 2008 closing (see Note 9).

In April 2009 the Company completed the third and final tranche of the convertible bridge financing under which $2,720,485 was raised under the same terms and conditions as the October 2008 closing (see Note 9).

In June 2009 the Company was purchased by a third party. The consideration at the close of the transaction was $0, with a future contingent earn out consideration payable based on revenue from probe card sales during a 5 year period beginning November 1, 2009. The pull forward mechanism provided in the 2008 bridge financing was activated (see Note 9), and accordingly 19,467,485 shares of Series A – D preferred stock were exchanged for 15,426,554 shares of Series D-1 preferred stock.